THE LAW OFFICE OF
                             CONRAD C. LYSIAK, P.S.
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                           EMAIL: CCLYSIAK@QWEST.NET


                                    CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Pickford Minerals, Inc.

DATED this 29th day of February, 2008.

                                        Yours truly,

                                        THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.

                                        BY: /s/ Conrad Lysiak
                                        Conrad C. Lysiak